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                                                                      EXHIBIT 15
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INDEPENDENT PUBLIC ACCOUNTANTS' AWARENESS LETTER


May 12, 1999

The Shareholders and Board of Directors
Essef Corporation and Subsidiaries
220 Park Drive
Chardon, Ohio


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Essef Corporation and Subsidiaries for the periods ended March 31, 1999 and 1998, as indicated in our report dated April 20, 1999; because we did not do an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated by reference in Registration Statement No. 33-17758 on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




DELOITTE & TOUCHE LLP

Cleveland, Ohio




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